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                                                                    Exhibit 10.5


                           CLASS B STOCK OPTION AGREEMENT
                           NORTH ATLANTIC ACQUISITION CORP.


         CLASS B STOCK OPTION AGREEMENT made as of the   day of June, 1997,
between NORTH ATLANTIC ACQUISITION CORP., a Delaware corporation, with principal offices at 850 Third Avenue, 10th Floor, New York, New York 10022 (hereinafter called the "Corporation"), and _____________________, having an address ________ ________________________________________________________ (hereinafter called the
"Optionee").

         WHEREAS, the Corporation desires, by affording the Optionee an opportunity to purchase Class B Stock which are exchangeable into units consisting of one share of Class A common stock and one Series A Warrant to purchase one share of Class A common stock (hereinafter called "Class B Stock"), as hereinafter provided.

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

         1. GRANT OF OPTION. The Corporation hereby irrevocably grants to the Optionee a option (hereinafter called the "Option") to purchase all or any part of an aggregate of Fifteen Thousand (15,000) shares of Class B Stock.

         2. VESTING. The Option shall be exercisable prior to or upon the consummation of a Business Combination as described in the Corporation's Registration Statement on Form SB-2 (No. 33-80647). The option shall expire upon the consummation of a Business Combination.

         3. OPTION PRICE. The exercise price of the options shall be $10.00 per share of Class B Stock purchased.

         4. METHOD OF EXERCISING OPTION. Subject to the terms and conditions of this Option Agreement, in the event the Optionee desires to exercise the Option, he shall deliver written notice to the Corporation as set forth herein on the form attached hereto as EXHIBIT A. Such notice shall state the intention to exercise the Option and the number of Shares in respect of which the Optionee
intends to exercise the Option.   Upon receipt of such notice, the Corporation
shall, within five (5) business days of its receipt of such notice, provide the Optionee with instructions concerning the exercise of the Option and the payment for the shares of Class B Stock to be acquired pursuant to the exercise of the Option.

         5. NON-TRANSFERABILITY OF OPTION. The Option shall not be transferable otherwise than by will or the laws of descent and distribution of the state wherein the Optionee is domiciled at the time of his death. The Option may be exercised, during the lifetime of the Optionee only by him. The Option may not be


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assigned, transferred, pledged, or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option, shall be null and void and without effect.

         6. CHANGES IN CAPITAL STRUCTURE. In the event that a dividend shall be declared upon the Corporation's common stock payable in common shares, the number of shares then subject to the Option shall be adjusted by adding to each such share the number of shares which would be distributable in respect thereof if such shares had been outstanding on the date fixed for determining the shareholders of the Corporation entitled to receive such share dividend. In the event that the outstanding shares shall be changed into or exchanged for a different number of shares or other securities of the Corporation or of another corporation, whether through reorganization, recapitalization, split-up, combination of shares, merger, or consolidation, then there shall be substituted for each share subject to the Option the number and kind of shares or other securities into which each outstanding share shall have been so changed or for which each such share shall have been exchanged. In the event there shall be any change, other than as specified in this paragraph, in the number or kind of outstanding shares or of any shares or other securities into which such shares shall have been changed or for which they shall have been exchanged, then if the Board of Directors shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for the grant of options pursuant to the Plan but not yet subject to option and of the shares then subject to an option or options, such adjustments shall be made by the Board of Directors and shall be effective and binding for all purposes of the Plan and of each option outstanding thereunder, including the Option. In the case of any such substitution or adjustment as provided for in this paragraph, the aggregate purchase price for all shares issuable upon exercise of the Option prior to such substitution or adjustment and all shares or other securities adjusted pursuant to this paragraph shall be equal to the aggregate purchase price for all shares issuable upon exercise of the option prior to such substitution or adjustment. No adjustment or substitution provided for in this paragraph shall require the Corporation to sell a fractional share, and the total substitution or adjustment with respect to the Option shall be limited accordingly. Upon any adjustment made pursuant to this paragraph, the Corporation will, upon request, deliver to the Optionee or to the Successors of the Optionee a certificate of its Treasurer setting forth the purchase price thereafter in effect and the number and kind of shares or other securities thereafter purchasable on the exercise of the Option.

         10.  SALE OF THE CORPORATION.  In the case of a Sale of


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the Corporation as herein defined, in the discretion of the Board of Directors options previously granted and vested shall remain exercisable for a period of twenty (20) days from the date notice of such Sale is given to the Optionees. Upon the expiration of the twenty (20) day period, all then unexercised options shall be permanently cancelled. For purposes of this paragraph, a Sale shall be deemed to occur upon the happening of any one of the following:

              (i) A sale of all or substantially all of the Corporation's assets outside the ordinary course of business;

             (ii) An offer to purchase at least a majority of the Corporation's issued and outstanding common stock or an offer to the Corporation's shareholders to tender for sale at least a majority of the Corporation's issued and outstanding common stock, which offer is accepted or tender made with respect to at least a majority of the Corporation's issued and outstanding shares of common stock;

            (iii) The merger or consolidation of the Corporation with another corporation or entity;

            (iv)   A dissolution or liquidation of the Corporation.

         12. LISTING AND REGISTRATION OF SHARES. The Corporation shall, within forty five days (45) after the exercise of all of the Options granted hereby and the Class B Stock Options granted to Mr. C. Thomas McMillen [David J. Mitchell], use its best efforts to register shares of Class B Stock underlying the Option by causing to be filed with the Commission, a registration statement (the "Registration Statement") on Form S-1, Form S-2 or Form S-3 if the use of such form is then available. If the Corporation determines in good faith judgment of the Corporation's counsel that the filing of a registration stsatement would require the disclosure of material information which the Corporation has a good faith business purpose for preserving as confidential or the Corporation is unable to comply with Commission requirements, the Corporation shall not be required to commence using its best efforts to effect a registration pursuant to this Section until the date upon which such material information is disclosed to the public (it being understood that nothing herein shall require such disclosure) or ceases to be material.

         13. GENERAL. The Corporation shall at all times during the term of the Options reserve and keep available such number of shares of Class B Stock as will be sufficient to satisfy the requirements of this Option Agreement, shall pay all original issue and transfer taxes with respect to the issue and transfer of the shares of Class B Stock pursuant hereto and all other fees and expenses necessarily incurred by the Corporation in connection


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therewith, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Corporation, shall be applicable thereto.

         14. NOTICES. All notices under the Plan shall be in writing, and if to the Corporation, shall be delivered to the Treasurer of the Corporation or mailed to its principal office, addressed to the attention of the Treasurer; and if to the Optionee, shall be delivered personally or mailed to the Optionee at the address appearing in the payroll records of the Corporation or its subsidiaries. Such addresses may be changed at any time by written notice to the other party.

         IN WITNESS WHEREOF, the Corporation has caused this Option Agreement to be duly executed by its officer thereunto duly authorized, and the Optionee has hereunto set his hand and seal, all on the date and year first written above.


                             NORTH ATLANTIC ACQUISITION CORP.


                          By:____________________________________
                             DAVID J. MITCHELL,
                             Chief Executive Officer


                             ____________________________________




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                                      EXHIBIT A

                       NOTICE OF INTENTION TO EXERCISE OPTIONS



Name:____________________________________  Date:_________________

Street Address:__________________________  City:_________________

State:___________________________________  Zip Code:_____________


    I intend to exercise the Option granted to me by North Atlantic Acquisition
Corp. on June    , 1997.

    Number of shares subject to the Option I intend to exercise:

    ________________________________________


    Total payment to be required upon exercise:__________________




                                  _______________________________
                                   Optionee Signature


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